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                                                                     Exhibit 5.1

                                 ALSTON&BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com

                            DIRECT DIAL: 404-881-7975

MARK C. KANALY                                    E-MAIL: MARK.KANALY@ALSTON.COM

                                  June 26, 2006

HomeBanc Corp.
2002 Summit Boulevard, Suite 100
Atlanta, Georgia 30319

     Re: Registration Statement on Form S-3, filed on June 26, 2006, relating to the HomeBanc Corp. Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

     We have acted as counsel to HomeBanc Corp., a Georgia corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 5,000,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for issuance and sale by the Company in accordance with the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). We are furnishing this opinion letter to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of the Commission's Regulation S-K.

     In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, resolutions adopted by the Company's Board of Directors, the Company's Articles of Incorporation and Bylaws (in each case, as amended and/or restated), certificates of Company's officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based), certificates of public officials, the Registration Statement (including the prospectus contained therein describing the Plan) and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

       Bank of America Plaza           90 Park Avenue     3201 Beechleaf Court, Suite 600     The Atlantic Building
101 South Tryon Street, Suite 4000   New York, NY 10016       Raleigh, NC 27604-1062             950 F Street, NW
     Charlotte, NC 28280-4000           212-210-9400               919-862-2200             Washington, DC 20004-1404
           704-444-1000               Fax: 212-210-9444          Fax: 919-862-2260                 202-756-3300
         Fax: 704-444-1111                                                                      Fax: 202-756-3333

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June 26, 2006
Page 2


     As to certain matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

     In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     Our opinion set forth below is limited to the laws of the State of Georgia, that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement and the Plan, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.

     Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that the Shares to be issued under the Plan are duly authorized and, when issued by the Company in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     This opinion letter is provided to you solely for your benefit in connection with the registration and issuance of the Shares under the Registration Statement and the Plan, and may not be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without our express written consent or used in any other transaction or context. The only opinion rendered by us in this opinion letter consists of those matters set forth in the immediately preceding paragraph, and no opinion may be implied or inferred beyond those opinions expressly stated herein. This opinion letter is rendered as of the date hereof and we make no undertaking, and expressly disclaim any duty, to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

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June 26, 2006
Page 3


     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                        Sincerely,

                                        ALSTON & BIRD LLP


                                        By: /s/ Mark C. Kanaly
                                            ------------------------------------
                                            Mark C. Kanaly
                                            A Partner